Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Physicians Service Group, Inc.
Austin, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 21, 2004, relating to the consolidated financial statements of American Physicians Service Group, Inc. appearing in the Company's Annual Report of Form 10-KSB for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                /s/ BDO Seidman, LLP
                                                --------------------------

Houston, Texas
June 22, 2004